Exhibit 3.1

Certified Copy 3/6/2025 8:20:30 AM Work Order Number: W2025030600242 Reference Number: 20254719356 Through Date: 3/6/2025 8:20:30 AM Corporate Name: JOHN DEERE RECEIVABLES LLC The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20180310603-54 Articles of Organization 2 Certified By: Cherie Borst Certificate Number: B202503065503786 You may verify this certificate online at https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Filed in the Office of Secretary of State State Of Nevada Business Number E0333862018-8 Filing Number 20180310603-54 Filed On 07/12/2018 Number of Pages 2